Exhibit 10.8

TRANSITION AND SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE

This Transition and Separation Agreement and Mutual General Release (the “Transition Agreement”) is entered into as of the 22 day of July, 2013, by and between Michael P. Lavelle (“Executive”) and School Specialty, Inc. (the “Company”) (Executive and the Company sometimes referred to herein, collectively, as the “Parties”).

WHEREAS, Executive has been employed by the Company pursuant to the terms of the Employment Agreement between the Company and Executive, dated January 12, 2012 (the “Employment Agreement”). (Capitalized terms used, but not defined herein, shall have the meaning assigned to them in the Employment Agreement);

WHEREAS, Executive has tendered his resignation from the Company and the Parties desire to effect an orderly transition of Executive’s duties and responsibilities to a successor;

WHEREAS, as a condition of the Company making certain payments and providing certain benefits, the Parties have agreed to execute and comply fully with the terms of this Transition Agreement.

NOW THEREFORE, in consideration of the foregoing, the payments to be made and benefits provided and other good and valuable consideration, the Parties agree as follows:

1. Transition and Separation.

a. Executive has tendered his resignation from the Company effective August 2, 2013 (the date of this Agreement through Executive’s date of separation of employment, the “Transition Period”) and the Parties anticipate that Executive’s last day of employment will be August 2, 2013; provided, however, the Company may, at its sole discretion, upon written notice to Executive accept Executive’s resignation so that it is effective at any time during the Transition Period or extend the Transition Period beyond August 2, 2013, but not later than September 1, 2013. The date that Executive’s employment actually ends will be his separation date (the “Separation Date”).

b. During the Transition Period, Executive will continue (i) to report to the Board and (ii) to perform his current duties and responsibilities, including but not limited to, cooperating with respect to any regulatory or similar filings of the Company, and such other duties and responsibilities commensurate with his position as may be reasonably assigned to him, as well as fully cooperate and work with James R. Henderson, who will become the Interim Chief Executive Officer immediately upon Executive’s Separation Date and otherwise assist the Company in the transition of his duties and responsibilities.

c. Effective as of the Separation Date, Executive hereby resigns from each and every office, directorship and any other position that Executive held with the Company and the Related Companies, including, but not limited to, Executive’s positions as President and Chief Executive Officer of the Company and as a member of the Board. Also effective as of the Separation Date, Executive further renounces all signatory authority he possesses on behalf of the Company and any Related Companies. Although the foregoing is effective without any further action on the part of Executive, Executive agrees to execute any documents requested by the Company as necessary or appropriate to effectuate such actions.

2. Compensation and Benefits.

a. All of the compensation and benefits that Executive receives as part of his employment will cease as of the Separation Date, except as otherwise set forth in this Transition Agreement, or as otherwise required by law. Thereafter, Executive and/or Executive’s dependents may continue Executive’s group benefits at his and/or their expense, subject to Paragraph 3.a.(ii) below, as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Under separate cover, Executive will receive a personalized COBRA packet and other benefit continuation information.

b. Executive will receive the Accrued Obligations subject to the terms of the Employment Agreement.

c. The Company shall reimburse Executive’s reasonable legal fees, up to $15,000, incurred by Executive in connection with the preparation, negotiation and execution of this Transition Agreement.

3. Discretionary Severance Benefits.

a. Executive agrees to execute and deliver to the Company, the General Release in the form attached as Exhibit A (the “Executive General Release”). Provided that Executive delivers to the Company an executed Executive General Release within the time period provided in Paragraph 3.c. below, which he may not sign until on or after the Separation Date, the Executive General Release becomes effective in accordance with its terms, and subject to Executive’s continued compliance with the terms of this Transition Agreement, the Company will, as discretionary severance: (i) pay to Executive an amount equal to six (6) months of his base salary as of the Separation Date (less applicable withholdings and deductions), payable as provided in Paragraph 3.c. below in installments corresponding to the Company’s payroll dates (the “Severance Payments”), (ii) reimburse Executive for that portion of the premiums paid by Executive to obtain COBRA continuation health coverage that equals the Company’s subsidy for health coverage for active employees with family coverage (“COBRA Continuation Payments”) for six (6) months following the Separation Date (provided that Executive makes a timely COBRA election), but in each case, only for so long as Executive complies with the requirements of Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and Acknowledgements; IX, Return of Records; X, Non-Disparagement and XI, Miscellaneous of the Employment Agreement; (the Severance Payments and COBRA Continuation Payments described in clauses (i) and (ii), respectively, are referred to hereinafter, collectively, as the “Discretionary Severance Benefits”), and (iii) execute and deliver to Executive, through his attorney, the Company General Release in favor of Executive, in the form annexed hereto as Exhibit B (the “Company General Release”).

b. The Discretionary Severance Benefits do not constitute earnings or wages for purposes of any Company benefit plan. Executive will receive an IRS Form W-2 with respect to the Discretionary Severance Benefits. Executive acknowledges that he would not have received the Discretionary Severance Benefits, payments and benefits to which the Executive is not otherwise entitled, if he did not enter into this Transition Agreement and the Executive General Release.

c. Payment of the Discretionary Severance Benefits shall commence on the pay date which is on or immediately after the forty-fifth (45th) day following the Separation Date, provided that prior to such date this Transition Agreement and the Executive General Release have become effective and irrevocable in accordance with their respective terms and (i) the first such payment shall include an amount that is retroactive to the day immediately after the Separation Date, and (ii) subsequent payments shall correspond to the Company’s customary payroll dates, as may be changed from time-to-time.

4. Mutual General Release.

a. Executive Release. Executive, in consideration of and as a condition to the agreement of the Company to enter into this Transition Agreement, reimbursement of his legal fees in connection with this Transition Agreement and in exchange for the Company Release as set forth in Paragraph 4.b. below, Executive for himself and his heirs and assigns, hereby voluntarily, knowingly and irrevocably releases and forever discharges the Company and its Affiliates and their respective predecessors, successors and assigns, and their respective present, former, and future officers, directors, shareholders, partners, principals, participants, investors (including, without limitation, all funds and/or accounts that are owned, controlled, or affiliated with the following entities: Zazove Associates, LLC, Angelo, Gordon & Co., L.P. Davis Selected Advisers, L.P., Steel Excel Inc., Wolverine Asset Management, J. Goldman & Co., L.P ., Scoggin LLC and, BulwarkBay Investment Group LLC), trustees, employees, agents, administrators, representatives, attorneys, members, insurers or fiduciaries, in both their individual and representative capacities, (collectively, the “Company Released Parties”), from all actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies of any nature and description whatsoever, including attorneys’ fees and costs (collectively, “Claims”), whether or not now known, suspected or claimed, which Executive had, has, or may have, against any of the Company Released Parties from the beginning of time up to and including the date Executive signs this Transition Agreement, including but not limited to, any Claims that arise out of, relate to or are based on (i) Executive’s employment by the Company and/or separation therefrom, including, without limitation, under any federal, state or local law, regulation or ordinance including, without limitation, any having any bearing whatsoever on the terms and conditions of Executive’s employment and/or the termination thereof, (ii) statements, acts or omissions by the Company and/or other Company Released Parties, (iii) express or implied agreements, whether oral or written, between Executive and the Company and/or other Company Released Parties, including, but not limited to, the Employment Agreement and any offers or term sheets; (iv) any federal, state or local fair employment practices or civil rights laws including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Americans with Disabilities Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act of 1974, the Wisconsin Fair Employment Law, each as may be amended, which, among other things, prohibit discrimination on such bases as race, color, religion, creed, national origin, ancestry, family and/or medical leave, sex/gender, sexual harassment, sexual orientation, genetic information or testing, uniformed or military service, retaliation, whistleblowing, protected activity, mental or physical disability, age, or marital status, (v) common law, public policy, breach of contract or tort, including, without limitation, Claims for emotional distress, libel, slander or wrongful discharge, or (vi) wages, commissions, bonuses, notice, notice pay, accrued vacation, paid time off or holiday pay, employee benefits, expenses, equity awards, allowances and any other payments or compensation of any kind whatsoever; provided, however, the foregoing will not (A) prevent Executive from bringing any claim seeking enforcement of this Transition Agreement, (B) release any Claims that may not be waived pursuant to applicable law, (C) prevent Executive from bringing any future claims, if any, (D) release any rights that Executive may have to indemnification under the Company’s organizational documents or under any insurance policy, subject to the respective terms and limitations, providing directors’ and officers’ coverage applicable to Executive, then existing, for any lawsuit or claim relating to the period when Executive was an employee of the Company or (E) release the Parties’ respective continuing rights and/or obligations pursuant to Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and Acknowledgements; IX, Return of Records; X, Non-Disparagement and XI, Miscellaneous of the Employment Agreement.

Executive represents that no charges, complaints or actions of any kind have been filed by him or on his behalf against the Company or any Company Released Party with any court, agency or other tribunal.

b. Company Release. Subject to this Transition Agreement becoming effective in accordance with its terms and Executive’s compliance with this Transition Agreement, the Company hereby voluntarily, knowingly, irrevocably and unconditionally releases and forever discharges Executive, his heirs, executors, trustees, legal representatives, agents, administrators and assigns (“Executive Released Parties”), from any and all Claims, whether or not now known, suspected or claimed, which the Company had, has, or may have, against any of the Executive Released Parties from the beginning of time up to and including the date Executive signs this Transition Agreement which arise out of, relate to or are based on (i) Executive’s employment by the Company and/or separation therefrom; (ii) statements, acts or omissions by Executive and/or other Executive Released Parties; (iii) express or implied agreements, whether oral or written, between Executive and the Company and/or other Executive Released Parties, including, but not limited to, the Employment Agreement and any offers or term sheets; or (iv) common law, public policy, breach of contract or tort, including, without limitation, Claims for emotional distress, libel, slander or wrongful discharge; provided, however, the foregoing will not (A) prevent the Company from bringing any claim seeking enforcement of this Transition Agreement, (B) release any Claims that may not be waived pursuant to applicable law, (C) prevent the Company from bringing any future claims, if any, (D) release the Parties’ respective continuing rights and/or obligations pursuant to Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and Acknowledgements; IX, Return of Records; X, Non-Disparagement and XI, Miscellaneous of the Employment Agreement or (E) release Claims against Executive arising out of acts of illegal conduct or fraud committed by Executive in relation to the Company or any of its Affiliates or any Company Released Party.

The Company represents that no charges, complaints or actions of any kind have been filed by the Company or on its behalf against Executive or any Executive Released Party with any court, agency or other tribunal.

5. Survival of Articles IV, V, VI, VII, VIII, IX, X and XI. The Parties acknowledge and agree that their respective rights and/or obligations under Article IV, Confidentiality, Article V, Non-Competition, Article VI, Business Idea Rights, Article VII, Non-Solicitation of Employees, Article VIII, Executive Disclosures and Acknowledgements, Article IX, Return of Records, Article X, Non-Disparagement, and Article XI, Miscellaneous, of the Employment Agreement survive the execution of this Transition Agreement, the Executive General Release, the Company General Release, the termination of the Employment Agreement and the termination of Executive’s employment with the Company. The Parties further acknowledge and agree that all such terms remain in full force and effect and are not modified, amended or released in any way. The Parties hereby amend Section 11.1, Notice, of the Employment Agreement, as follows:

To the Company:	School Specialty, Inc. W 6316 Design Drive P.O. Box 1579 Appleton, WI 54912-1579 Attention: Board of Directors of the Company Fax: 920.882.5863 Email: jimhenderson@schoolspecialty.com

With a copy to:	Brett Lawrence Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038-4982 Fax: 1-212-806-1222 E-mail: blawrence@stroock.com

To Executive:	Michael P. Lavelle 2080 West Muirwood Drive Green Bay, WI 54313 Email: mikelavelle@hotmail.com

With a copy to:	Joyce Ackerbaum Cox Baker Hostetler 200 S. Orange A venue, Ste 2300 Orlando, FL 32801 Fax: 1-407-841-0168 E-mail: jacox@bakerlaw.com

6. Consequence of Breach. The Parties understand that if either party should breach any provision of this Transition Agreement or the General Release, the other party shall be entitled to pursue any and all available legal and/or equitable remedies for such breach, including but not limited to , contractual damages, equitable relief, attorneys’ fees and costs incurred in connection with such breach. The Parties expressly acknowledge that their respective rights, duties and obligations under this Transition Agreement are cumulative and that either party taking any of the actions set forth in this paragraph shall not abrogate, diminish or otherwise impact the validity or enforceability of the releases set forth in Paragraph 4 of this Transition Agreement or in the General Releases.

7. Assistance. Executive agrees that after the Separation Date, upon reasonable notice and provided the requests for services are reasonable, Executive will provide transition services to the Company and assist the Interim or Acting Chief Executive Officer of the Company. During the 90-day period following Executive’s Separation Date, (i) Executive agrees to provide up to ten (10) hours per calendar month of such services without any additional remuneration and (ii) for any additional services, the Company agrees to pay Executive an hourly rate based upon Executive’s base salary as of the Separation Date. Such services shall be performed by phone or e-mail or by such other method or place as may be mutually agreed by the Company and Executive. For avoidance of doubt, Executive shall not perform any such services unless requested by the Board or the Interim or Acting Chief Executive Officer of the Company. In addition, if Executive has prior approval from the Board or the Interim or Acting Chief Executive Officer of the Company, the Company shall reimburse Executive for his reasonable out-of-pocket expenses associated with such assistance. Executive shall be an independent contractor with respect to such services and the Company shall issue an IRS Form 1099 to Executive for any fees paid pursuant to this Paragraph 7.

8. Miscellaneous.

a. Entire Agreement; Amendment. Executive acknowledges that in executing this Transition Agreement he has not relied on any statements, promises or representations made by the Company and/or Company Released Parties except as specifically memorialized in this Transition Agreement. This Transition Agreement contains the complete agreement of the Parties in any way related to Executive’s separation from employment and the subject matter addressed in it, and it supersedes and cancels all other, previous agreements or understandings between the Parties. This Transition Agreement cannot be modified or rescinded except upon the written consent signed by both Executive and an officer of the Company.

b. Severability. If any provision of this Transition Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be considered to be distinct and severable from the other provisions of this Transition Agreement, and such unenforceability shall not affect the validity and enforceability of the remaining provisions. If any provision of this Transition Agreement is so held to be unenforceable as written but may be made enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Transition Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

c. No Admission of Liability. Neither this Transition Agreement, the Executive General Release or the Company General Release, nor the furnishing of the Discretionary Severance Benefits shall be deemed or construed at any time for any purpose as an admission by Executive, the Company or any Company Released Party or Executive Released Party of any liability or unlawful or wrongful conduct of any kind.

d. Binding Effect; Assignment. This Transition Agreement shall be binding on the Company and Executive and their legal representatives, successors and assigns, agents, administrators, executives and heirs. It shall inure to the benefit of the Company and Executive, to the Company’s successors and assigns, its Affiliates, its third party beneficiaries, and to Executive’s heirs. This Transition Agreement shall not be assignable by Executive and Executive may not assign, transfer or subcontract his responsibilities hereunder; provided, however, Executive may assign his right to receive any payments hereunder.

e. Governing Law; Jurisdiction; Waiver of Jury Trial. This Transition Agreement shall be governed by the laws of the State of Wisconsin without reference to its conflicts of laws provisions. Each Party agrees that the appropriate state and federal courts in Wisconsin shall have exclusive jurisdiction of any disputes arising out of, concerning or relating, directly or indirectly, to this Transition Agreement, or any other dispute between the Parties and each hereby consents to and waives any objection to, the venue and jurisdiction of such courts. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND ACTION OR CAUSE OF ACTION WHATSOEVER BETWEEN THEM, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF, CONCERNING OR RELATING, DIRECTLY OR INDIRECTLY, TO THIS TRANSITION AGREEMENT OR ANY OTHER DISPUTE BETWEEN THE PARTIES.

f. Section 409A. This Transition Agreement, and the payments and benefits hereunder, are intended to be exempt from taxation under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”). Any ambiguity in this Transition Agreement shall be interpreted to comply with the foregoing. Notwithstanding the foregoing, the Company makes no representations regarding the treatment of any payments or benefits hereunder and the Company shall not be liable to, and Executive shall be solely liable and responsible for, any taxes or penalties that may be imposed on Executive under Section 409A with respect to Executive’s receipt of payments or benefits hereunder.

9. Waiver. A failure by any party to enforce at any time or over a period of time, any provision of this Transition Agreement shall not be construed to be a waiver of such provision or of any other provision of this Transition Agreement.

10. Facsimile and Electronic Signatures, Execution in Parts & Headings. Signatures transmitted by facsimile or electronically in the form of a PDF file are deemed to be originals and this Transition Agreement may be executed in counterparts, each of which together shall constitute one and the same instrument. The headings used in this Transition Agreement are intended only for the convenience of the parties and shall not in any way add to, limit or otherwise be used in the interpretation of this Transition Agreement.

11. No Future Compensation. By entering into this Transition Agreement, Executive acknowledges that (i) he waives any claim to reinstatement and/or future employment with the Company, (ii) to the extent he may seek or apply for future employment with the Company, any failure by the Company to hire or rehire Executive shall not constitute retaliation, and (iii) Executive is not and shall not be entitled to any payments, compensation, benefits, or other obligations from the Company and/or Company Released Parties of any nature whatsoever (except as expressly set forth herein).

12.	Acknowledgment. Executive acknowledges that:

•

he has read this Transition Agreement in its entirety and understands all of its terms, including that it constitutes a complete general release of all Claims against the Company and Company Released Parties;

•	he has been advised, in writing, to review this Transition Agreement with an attorney before signing it;

•

he has had a sufficient period of time within which to review this Transition Agreement, including, without limitation, with his attorney, and that he has in fact done so with his attorney, Joyce Ackerbaum Cox, of the firm of Baker Hostetler; and

•	he knowingly and voluntarily agrees to all the terms and conditions contained in this Transition Agreement.

SCHOOL SPECIALTY, INC.

By:	/s/ James R. Henderson
Name:	James R. Henderson
Title:	Chairman
Date:	8/22/13

/s/ Michael P. Lavelle
Name:	Michael P. Lavelle
Date	8/22/13

STATE OF                                     )

                                                         ):ss.:

COUNTY OF                                 )

On the 22 day of July, 2013, before me personally appeared Michael P. Lavelle, to me known and known to me to be the individual described in, and who duly acknowledged to me that he executed the foregoing Transition and Separation Agreement and Mutual General Release.

Notary Public

STATE OF                                     )

                                                         ):ss.:

COUNTY OF                                 )

On the 22 day of July , 2013, before me personally came James Henderson to me known, who, being by me duly sworn, did acknowledge that he is the Chairman of SCHOOL SPECIALTY, INC., the organization described in the Transition and Separation Agreement and Mutual General Release, and that he signed the foregoing Transition and Separation Agreement and Mutual General Release on its behalf; and that he was duly authorized by that organization to sign the foregoing Transition and Separation Agreement and Mutual General Release on its behalf.

Notary Public

EXHIBIT A

EXECUTIVE GENERAL RELEASE

WHEREAS, I, Michael P. Lavelle, on the one hand, and School Specialty, Inc. (the “Company”) on the other hand, entered into a Transition and Separation Agreement and Mutual General Release, dated July 22, 2013 (the “Transition Agreement”) (Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Employment Agreement or the Transition Agreement);

WHEREAS, as a condition of the Company performing its obligations as provided in the Transition Agreement, I, Michael P. Lavelle, have agreed to execute and comply fully with the terms and provisions of the Transition Agreement; and

WHEREAS, the Transition Agreement provides that I, Michael P. Lavelle, will execute and comply fully with the terms and conditions of the Executive General Release herein;

NOW, THEREFORE, in consideration of the foregoing, the Discretionary Severance Benefits and the Company General Release to be provided to me by the Company and other good and valuable consideration to which I am not otherwise entitled, I, Michael P. Lavelle, hereby agree as follows:

I, Michael P. Lavelle, for myself and my heirs and assigns, hereby voluntarily, knowingly and irrevocably release and forever discharge the Company and its Affiliates and their respective predecessors, successors and assigns, and their respective present, former, and future officers, directors, shareholders, partners, principals, participants, investors (including, without limitation, all funds and/or accounts that are owned, controlled, or affiliated with the following entities: Zazove Associates, LLC, Angelo, Gordon & Co., L.P. Davis Selected Advisers, L.P., Steel Excel Inc., Wolverine Asset Management, J. Goldman & Co., L.P., L.P., Scoggin LLC and, BulwarkBay Investment Group LLC), trustees, employees, agents, administrators, representatives, attorneys, members, insurers or fiduciaries, in both their individual and representative capacities, (collectively, the “Company Released Parties”), from all actions, claims, demands, causes of action, obligations, damages, liabilities, expenses and controversies of any nature and description whatsoever, including attorneys’ fees and costs (collectively, “Claims’’), whether or not now known, suspected or claimed, which I, Michael P. Lavelle, had, have, or may have, against any of the Company Released Parties from the beginning of time up to and including the date I, Michael P. Lavelle, sign this Executive General Release, including but not limited to, any Claims that arise out of, relate to or are based on (i) my employment by the Company and/or separation therefrom, including, without limitation, under any federal, state or local law, regulation or ordinance including, without limitation, any having any bearing whatsoever on the terms and conditions of my employment and/or the termination thereof, (ii) statements, acts or omissions by the Company and/or other Company Released Parties, (iii) express or implied agreements, whether oral or written, between me, Michael P. Lavelle, and the Company and/or other Company Released Parties, including, but not limited to, the Employment Agreement and any offers or term sheets; (iv) any federal, state or local fair employment practices or civil rights laws including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit

Protection Act, the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Americans with Disabilities Act, the Sarbanes-Oxley Act, the Employee Retirement Income Security Act of 1974, the Wisconsin Fair Employment Law, each as may be amended, which, among other things, prohibit discrimination on such bases as race, color, religion, creed, national origin, ancestry, family and/or medical leave, sex/gender, sexual harassment, sexual orientation, genetic information or testing, uniformed or military service, retaliation, whistleblowing, protected activity, mental or physical disability, age, or marital status, (v) common law, public policy, breach of contract or tort, including, without limitation, Claims for emotional distress, libel, slander or wrongful discharge, or (vi) wages, commissions, bonuses, notice, notice pay, accrued vacation, paid time off or holiday pay, employee benefits, expenses, equity awards, allowances and any other payments or compensation of any kind whatsoever; provided, however, the foregoing will not (A) prevent me from bringing any claim seeking enforcement of the Transition Agreement or the Company General Release, (B) release any Claims that may not be waived pursuant to applicable law, (C) prevent me from bringing any future claims, if any, (D) release any rights that I, Michael P. Lavelle, may have to indemnification under the Company’s organizational documents or under any insurance policy, subject to the respective terms and limitations, providing directors’ and officers’ coverage applicable to me, then existing, for any lawsuit or claim relating to the period when I, Michael P. Lavelle, was an employee of the Company or (E) release the Parties’ respective continuing rights and/or obligations pursuant to Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and Acknowledgements; IX, Return of Records; X, Non-Disparagement and XI, Miscellaneous of the Employment Agreement.

I, Michael P. Lavelle, represent that I have fully complied with my obligation set forth in Article IX, Return of Records, of the Employment Agreement.

I, Michael P. Lavelle, represent that no charges, complaints or actions of any kind have been filed by me or on my behalf against the Company or any Company Released Party with any court, agency or other tribunal.

I, Michael P. Lavelle, expressly consent that each and all of the provisions of this Executive General Release shall be given full force and effect with respect to unknown or unsuspected claims, demands and causes of action, if any.

I, Michael P. Lavelle, further affirm that no statements, representations or promises have been made to me to influence me to sign this Executive General Release, except as stated in the Transition Agreement and in this Executive General Release, and that I have signed this Executive General Release of my own free will, relying entirely upon my own judgment, on behalf of myself and each and every one of my dependents, heirs, executors, administrators, personal and/or legal representatives and assigns.

I, Michael P. Lavelle, acknowledge that I may not sign this Agreement until on or after the Separation Date.

I, Michael P. Lavelle, further affirm that I have read this Executive General Release and have had up to twenty-one (21) days to consider its terms and effects and to ask any questions that I may have of anyone (including legal counsel of my own choosing), that I have consulted with my own counsel, Joyce Ackerbaum Cox, of the firm of Baker Hostetler, and that I have signed this Executive General Release knowingly, voluntarily and with full understanding of its terms and effects.

I, Michael P. Lavelle further acknowledge that I have been advised that I may revoke this Executive General Release within seven (7) days of execution (the “Revocation Period”). I also understand that this Executive General Release will not become effective if I exercise my right to revoke my signature within the Revocation Period by hand delivering or sending via overnight mail a written notice of revocation to the Company as set forth in Section 11.1 of Employment Agreement, as amended by the Transition Agreement. I also understand that if I do not revoke this Executive General Release within the Revocation Period, this Executive General Release shall become final and binding and I shall have no further right of revocation.

I, Michael P. Lavelle, further affirm that no fact, evidence, event or transaction currently unknown to me but which hereafter may become known to me shall affect in any way or manner the final and unconditional nature of this Executive General Release.

[Remainder of Page Blank]

This Executive General Release will be governed by and construed in accordance with the laws of the State of Wisconsin. If any provision in this Executive General Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. A signature transmitted by facsimile or electronically in the form of a PDF file is deemed to be an original.

Acknowledged and Agreed:

Michael P. Lavelle

STATE OF                                     )

                                                         ):ss.:

COUNTY OF                                 )

On the      day of                         , 2013, before me personally appeared Michael P. Lavelle, to me known and known to me to be the individual described in, and who duly acknowledged to me that he executed the foregoing Executive General Release.

Notary Public

EXHIBIT B

COMPANY RELEASE

WHEREAS, Michael P. Lavelle (“Executive”), on the one hand, and School Specialty, Inc. (the “Company”), on the other hand, entered into a Transition and Separation Agreement and Mutual General Release, dated July 22, 2013 (the “Transition Agreement”) in connection with Executive’s separation from employment with the Company;

WHEREAS, as consideration for Executive performing certain of the obligations as provided in the Transition Agreement and executing the Executive General Release (capitalized words used, but not defined herein shall have the meanings assigned to them in the Employment Agreement or Transition Agreement), the Company has agreed to execute and comply fully with the terms and provisions of the Transition Agreement; and

WHEREAS, the Transition Agreement provides that, upon Executive General Release executed and delivered to the Company becoming effective and irrevocable, the Company will execute and comply fully with the terms and conditions of the Company General Release herein;

NOW, THEREFORE, in consideration of the Executive General Release executed by Executive, upon the Executive General Release becoming effective when Executive signs it and does not revoke it as provided in the Executive General Release, the Company, agrees as follows:

The Company hereby voluntarily, knowingly, irrevocably and unconditionally releases and forever discharges Executive, his heirs, executors, trustees, legal representatives, agents, administrators and assigns (“Executive Released Parties”), from any and all Claims, whether or not now known, suspected or claimed, which the Company had, has, or may have, against any of the Executive Released Parties from the beginning of time up to and including the date Executive signs the Executive General Release which arise out of, relate to or are based on (i) Executive’s employment by the Company and/or separation therefrom; (ii) statements, acts or omissions by Executive and/or other Executive Released Parties; (iii) express or implied agreements, whether oral or written, between Executive and the Company and/or other Executive Released Parties, including, but not limited to, the Employment Agreement and any offers or term sheets; or (iv) common law, public policy, breach of contract or tort, including, without limitation, Claims for emotional distress, libel, slander or wrongful discharge; provided, however, the foregoing will not (A) prevent the Company from bringing any claim seeking enforcement of the Transition Agreement or the Executive General Release, (B) release any Claims that may not be waived pursuant to applicable law, (C) prevent the Company from bringing any future claims, if any, (D) release the Parties’ respective continuing rights and/or obligations pursuant to Articles IV, Confidentiality; V, Non-Competition; VI, Business Idea Rights; VII, Non-Solicitation of Employees; VIII, Employee Disclosures and Acknowledgements; IX, Return of Records; X, Non-Disparagement and XI, Miscellaneous of the Employment Agreement or (E) release Claims against Executive arising out of acts of illegal conduct or fraud committed by Executive in relation to the Company or any of its Affiliates or any Company Released Party.

The Company represents that no charges, complaints or actions of any kind have been filed by it or on its behalf against Executive or any Executive Released Party with any court, agency or other tribunal.

The Company expressly consents that each and all of the provisions of this Company General Release shall be given full force and effect with respect to unknown or unsuspected claims, demands and causes of action, if any.

The Company further affirms that no statements, representations or promises have been made to influence it to sign this Company General Release, except as stated in the Transition Agreement and in this Company General Release, and that the Company has signed this Company General Release of its own free will, relying entirely upon its own judgment.

The Company further affirms that no fact, evidence, event or transaction currently unknown to it but which hereafter may become known to it shall affect in any way or manner the final and unconditional nature of this Company General Release.

This Company General Release will be governed by and construed in accordance with the laws of the State of Wisconsin. If any provision in this Company General Release is held invalid or unenforceable for any reason, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. A signature transmitted by facsimile or electronically in the form of a PDF file is deemed to be an original.

SCHOOL SPECIALTY, INC.

By:

Name/Title

Date:

STATE OF                                     )

                                                         ):ss.:

COUNTY OF                                 )

On the      day of                         , 2013, before me personally came                          to me known, who, being by me duly sworn, did acknowledge that he is the                          of SCHOOL SPECIALTY, INC., the organization described in the Company General Release, and that he signed the foregoing Company General Release on its behalf; and that he was duly authorized by that organization to sign the foregoing Company General Release on its behalf.

Notary Public